                                                                                Exhibit 23(d)

                                 AMENDED AND RESTATED INVESTMENT ADVISORY AGREEMENT

AMENDED AND RESTATED ADVISORY AGREEMENT made as of the 1st day of January,  2001 by and between  OPPENHEIMER GLOBAL
GROWTH & INCOME FUND (the "Fund"), and OPPENHEIMERFUNDS, INC. ("OFI").

WHEREAS,  the  Fund  is an  open-end,  diversified  management  investment  company  registered  as such  with  the
Securities  and  Exchange  Commission  (the  "Commission")  pursuant  to the  Investment  Company  Act of 1940 (the
"Investment  Company  Act"),  and OFI is an investment  adviser  registered as such with the  Commission  under the
Investment Advisors Act of 1940; and

WHEREAS, the Fund and OFI (formerly named Oppenheimer  Management  Corporation) entered into an Investment Advisory
Agreement dated June 27, 1994;

WHEREAS,  the Fund and OFI agreed,  per a resolution of the Fund's Board of Trustees  adopted December 14, 2000, to reduce the Fund's management fee on assets in excess of $3.5 billion;

NOW,  THEREFORE,  in consideration of the mutual promises and covenants  hereinafter set forth, it is agreed by and between the parties, as follows:

1.       General Provision.

         The Fund hereby  employs OFI and OFI hereby  undertakes to act as the  investment  adviser of the Fund and to perform for the Fund such other duties and functions as are  hereinafter  set forth.  OFI shall, in all matters, give to the Fund and its Board of Trustees the benefit of its best  judgment,  effort,  advice and  recommendations and shall,  at all times  conform to, and use its best efforts to enable the Fund to conform to (i) the  provisions of the Investment  Company Act and any rules or regulations  thereunder;  (ii) any other  applicable  provisions of state or Federal law;  (iii) the  provisions  of the  Declaration  of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and  determinations of the Board of Trustees of the Fund; (v) the fundamental  policies and investment  restrictions of the Fund as reflected in its  registration  statement under the Investment  Company
Act or as such  policies may, from time to time,  be amended by the Fund's  shareholders;  and (vi) the  Prospectus and Statement of  Additional  Information  of the Fund in effect from time to time.  The  appropriate  officers and employees of OFI shall be available upon reasonable  notice for consultation  with any of the Trustees and officers of the Fund  with  respect  to any  matters  dealing  with the  business  and  affairs  of the Fund  including  the valuation  of portfolio  securities  of the Fund which are either not  registered  for public sale or not traded on any securities market.

2.       Investment Management.

         (a)      OFI shall,  subject to the direction  and control by the Fund's Board of Trustees,  (i) regularly provide  investment advice and  recommendations  to the Fund with respect to its investments,  investment  policies and the purchase and sale of securities;  (ii) supervise  continuously  the investment  program of the Fund and the composition  of its portfolio  and  determine  what  securities  shall be purchased or sold by the Fund;  and (iii)
arrange,  subject to the  provisions of paragraph 7 hereof,  for the purchase of securities  and other  investments for the Fund and the sale of securities and other investments held in the Fund's portfolio.

         (b)      Provided  that the Fund shall not be required to pay any  compensation  other than as provided by the terms of this  Agreement  and  subject to the  provisions  of  paragraph  7 hereof,  OFI may obtain  investment information,  research or assistance from any other person, firm or corporation to supplement,  update or otherwise improve its investment management services.

         (c)      Provided that nothing herein shall be deemed to protect OFI from willful  misfeasance,  bad faith or gross  negligence in the  performance of its duties,  or reckless  disregard of its obligations and duties under this  Agreement,  OFI shall not be liable for any loss  sustained  by reason of good faith  errors or  omissions in connection with any matters to which this Agreement relates.

         (d)      Nothing in this  Agreement  shall  prevent OFI or any officer  thereof from acting as  investment adviser for any other  person,  firm or  corporation  or in any way limit or restrict OFI or any of its  directors, officers,  stockholders  or employees  from buying,  selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting,  provided that such  activities  will not adversely affect or otherwise impair the performance by OFI of its duties and obligations under this Agreement.

3.       Other Duties of OFI.

         OFI shall,  at its own expense,  provide and supervise the activities of all  administrative  and clerical personnel  as shall be  required  to  provide  effective  corporate  administration  for the  Fund,  including  the compilation  and  maintenance  of such records with respect to its  operations as may  reasonably be required;  the preparation  and filing of such reports with respect  thereto as shall be required by the  Commission;  composition of periodic  reports with respect to operations of the Fund for its  shareholders;  composition of proxy  materials for meetings of the Fund's  shareholders;  and the composition of such  registration  statements as may be required by Federal  and state  securities  laws for  continuous  public sale of shares of the Fund.  OFI shall,  at its own cost and expense,  also provide the Fund with adequate  office space,  facilities and equipment.  OFI shall, at its own expense, provide officers for the Fund.

4.       Allocation of Expenses.

         All other  costs and  expenses of the Fund not  expressly  assumed by OFI under this  Agreement,  or to be paid by the Distributor of the shares of the Fund,  shall be paid by the Fund,  including,  but not limited to: (i)
interest  and taxes;  (ii)  brokerage  commissions;  (iii)  insurance  premiums  for  fidelity  and other  coverage requisite  to its  operations;  (iv)  compensation  and  expenses of its trustees  other than those  associated  or affiliated  with OFI; (v) legal and audit  expenses;  (vi)  custodian and transfer  agent fees and expenses;  (vii)
expenses  incident to the redemption of its shares;  (viii) expenses incident to the issuance of its shares against payment  therefor by or on behalf of the  subscribers  thereto;  (ix) fees and expenses,  other than as hereinabove provided,  incident to the  registration  under Federal and state  securities laws of shares of the Fund for public sale; (x) expenses of printing and mailing  reports,  notices and proxy materials to shareholders of the Fund; (xi)
except as noted above,  all other expenses  incidental to holding  meetings of the Fund's  shareholders;  and (xii)
such extraordinary  non-recurring  expenses as may arise,  including  litigation,  affecting the Fund and any legal obligation  which the Fund may have (on behalf of the Fund) to indemnify  its  officers  and trustees  with respect thereto.  Any officers or employees of OFI or any entity  controlling,  controlled by or under common  control with
OFI who also serve as  officers,  trustees or  employees  of the Fund shall not receive any  compensation  from the
Fund for their services.

5.       Compensation of OFI.

         The Fund  agrees  to pay OFI and OFI  agrees to accept as full  compensation  for the  performance  of all functions  and  duties on its part to be  performed  pursuant  to the  provisions  hereof,  a fee  computed  on the aggregate  net asset value of the Fund as of the close of each  business day and payable  monthly at the  following annual rate:

                  0.80% of the first $250 million of net assets;
                  0.77% of the next $250 million;
                  0.75% of the next $500 million;
                  0.69% of the next $1 billion;
                  0.67% of the next $1.5 billion; and
                  0.65% of average annual net assets in excess of $3.5 billion.

6.       Use of Name "Oppenheimer."

         OFI hereby grants to the Fund a royalty-free,  non-exclusive  license to use the name "Oppenheimer" in the name of the Fund for the  duration  of this  Agreement  and any  extensions  or  renewals  thereof.  To the  extent necessary to protect OFI's rights to the name  "Oppenheimer"  under applicable law, such license shall allow OFI to inspect  and,  subject to control by the Fund's  Board,  control the nature and quality of services  offered by the
Fund under such name and may, upon  termination  of this  Agreement,  be terminated by OFI, in which event the Fund shall  promptly take  whatever  action may be necessary to change its name and  discontinue  any further use of the name  "Oppenheimer"  in the name of the Fund or otherwise.  The name  "Oppenheimer"  may be used or licensed by OFI in connection with any of its activities, or licensed by OFI to any other party.

7.       Portfolio Transactions and Brokerage.

         (a)      OFI is  authorized,  in arranging the purchase and sale of the Fund's  portfolio  securities,  to employ or deal  with such  members  of  securities  or  commodities  exchanges,  brokers  or  dealers  (hereinafter
"broker-dealers"),  including "affiliated"  broker-dealers (as that term is defined in the Investment Company Act), as may,  in its best  judgment,  implement  the  policy of the Fund to obtain,  at  reasonable  expense,  the "best execution"  (prompt  and  reliable  execution  at the most  favorable  security  price  obtainable)  of the  Fund's portfolio  transactions as well as to obtain,  consistent with the provisions of subparagraph (c) of this paragraph
7, the benefit of such investment  information or research as will be of significant  assistance to the performance by OFI of its investment management functions.

         (b)      OFI shall select  broker-dealers to effect the Fund's portfolio  transactions on the basis of its estimate  of their  ability to obtain  best  execution  of  particular  and  related  portfolio  transactions.  The abilities of a  broker-dealer  to obtain best execution of particular  portfolio  transaction(s)  will be judged by
OFI on the basis of all  relevant  factors  and  considerations  including,  insofar  as  feasible,  the  execution capabilities  required by the  transaction or  transactions;  the ability and willingness of the  broker-dealer  to facilitate the Fund's portfolio  transactions by participating  therein for its own account;  the importance to the
Fund of speed,  efficiency or  confidentiality;  the broker-dealer's  apparent  familiarity with sources from or to whom particular  securities  might be purchased or sold; as well as any other matters  relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

         (c)      OFI shall have  discretion,  in the  interests of the Fund,  to allocate  brokerage on the Fund's portfolio  transactions  to  broker-dealers,  other than an  affiliated  broker-dealer,  qualified  to obtain  best execution of such  transactions  who provide  brokerage  and/or research  services (as such services are defined in
Section  28(e)(3) of the  Securities  Exchange Act of 1934) for the Fund and/or other accounts for which OFI or its affiliates  exercise  "investment  discretion"  (as that term is  defined  in Section  3(a)(35)  of the  Securities
Exchange  Act of 1934) and to cause the Fund to pay such  broker-dealers  a  commission  for  effecting a portfolio transaction for the Fund that is in excess of the amount of commission another  broker-dealer  adequately qualified to effect such transaction  would have charged for effecting that  transaction,  if OFI determines,  in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research  services  provided by such broker-dealer,  viewed in terms of either that particular  transaction or the overall  responsibilities of OFI or its affiliates with respect to the accounts as to which they exercise  investment  discretion.  In reaching such determination,  OFI will not be  required  to place or attempt to place a specific  dollar  value on the  brokerage
and/or  research  services  provided  or  being  provided  by  such  broker-dealer.   In  demonstrating  that  such
determinations  were made in good faith,  OFI shall be prepared to show that all  commissions  were  allocated  for purposes  contemplated  by this  Agreement and that the total  commissions  paid by the Fund over a  representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

         (d)      OFI shall have no duty or obligation to seek advance  competitive  bidding for the most favorable commission rate applicable to any particular  portfolio  transactions or to select any  broker-dealer  on the basis of its  purported or "posted"  commission  rate but will,  to the best of its ability,  endeavor to be aware of the current  level of the  charges of eligible  broker-dealers  and to  minimize  the expense  incurred by the Fund for effecting  its  portfolio  transactions  to the extent  consistent  with the  interests and policies of the Fund as established by the determinations of the Board of Trustees of the Fund and the provisions of this paragraph 7.

         (e)      The Fund  recognizes that an affiliated  broker-dealer:  (i) may act as one of the Fund's regular brokers  for the  Fund so  long as it is  lawful  for it so to act;  (ii)  may be a major  recipient  of  brokerage commissions  paid by the Fund; and (iii) may effect  portfolio  transactions  for the Fund only if the commissions, fees or  other  remuneration  received  or to be  received  by it are  determined  in  accordance  with  procedures contemplated  by any rule,  regulation  or order  adopted  under the  Investment  Company Act for  determining  the permissible level of such commissions.

         (f)      Subject to the foregoing  provisions of this  paragraph 7, OFI may also consider  sales of shares of the Fund and the other funds advised by OFI and its  affiliates  as a factor in the selection of  broker-dealers for its portfolio transactions.

8.       Duration.

         This  Agreement  will take effect on the date first set forth  above and  replaces  the Fund's  Investment
Advisory  Agreement  dated June 27,  1994.  Unless  earlier  terminated  pursuant  to  paragraph  10  hereof,  this
Agreement  shall remain in effect until  December 31, 2001,  and  thereafter  will  continue in effect from year to year, so long as such  continuance  shall be approved at least annually by the Fund's Board of Trustees,  including the vote of the  majority  of the  trustees  of the Fund  who are not  parties  to this  Agreement  or  "interested persons" (as defined in the Investment  Company Act) of any such party,  cast in person at a meeting called for the purpose of voting on such approval,  or by the holders of a "majority"  (as defined in the Investment  Company Act)
of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.       Disclaimer of Shareholder or Trustee Liability.

         OFI  understands  and agrees that the  obligations  of the Fund under this  Agreement are not binding upon any shareholder or Trustee of the Fund personally,  but bind only the Fund and the Fund's property;  OFI represents that it has notice of the  provisions of the  Declaration of Trust of the Fund  disclaiming  shareholder or Trustee liability for acts or obligations of the Fund.

10.      Termination.

         This  Agreement may be terminated  (i) by OFI at any time without  penalty upon sixty days' written notice to the Fund (which  notice may be waived by the Fund);  or (ii) by the Fund at any time without  penalty upon sixty days' written  notice to OFI (which notice may be waived by OFI) provided that such  termination  by the Fund shall be  directed  or  approved  by the vote of a majority  of all of the  trustees of the Fund then in office or by the vote of the  holders  of a  "majority"  of the  outstanding  voting  securities  of the  Fund  (as  defined  in the
Investment Company Act).

11.      Assignment or Amendment.

         This Agreement may not be amended or the rights of OFI hereunder sold,  transferred,  pledged or otherwise in any manner  encumbered  without the affirmative  vote or written consent of the holders of the "majority" of the outstanding  voting  securities of the Fund. This Agreement shall  automatically  and immediately  terminate in the event of its "assignment," as defined in the Investment Company Act.

 12.     Definitions.

         The terms and provisions of the Agreement  shall be interpreted  and defined in a manner  consistent  with the provisions and definitions contained in the Investment Company Act.

                                                              OPPENHEIMER GLOBAL GROWTH
                                                                       & INCOME FUND

                                                              By: /s/ Andrew J. Donohue
                                                                  ---------------------
                                                                         Andrew J. Donohue,
                                                                                Secretary

                                                              OPPENHEIMERFUNDS, INC.

                                                              By: /s/ Mitchell J. Lindauer
                                                              ----------------------------
                                                                         Mitchell J. Lindauer
                                                                         Vice President